                                                                   EX-99.B 11(a)


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Shareholders
Stagecoach Inc.:


We consent to the inclusion in the Stagecoach Inc. Post-Effective Amendment No. 11 to the Registration Statement Number 33-54126 on Form N-1A under the Securities Act of 1933 and Amendment No. 15 to the Registration Statement Number 811-7332 on Form N-1A under the Investment Company Act of 1940 of our report dated April 20, 1995, on the financial statements and financial highlights of Stagecoach Trust (comprising, respectively, LifePath 2000 Fund, LifePath 2010 Fund, LifePath 2020 Fund, LifePath 2030 Fund and LifePath 2040
Fund) for the year ended February 28, 1995, which report has been included in the Statement of Additional Information.

We also consent to the incorporation by reference of our report dated April 20, 1995, on the financial statements and financial highlights of Stagecoach Inc. (comprising, respectively, Asset Allocation Fund, Bond Index Fund, Growth Stock Fund, Money Market Fund, S&P 500 Stock Fund, Short-Intermediate Term Fund and U.S. Treasury Allocation Fund) for the year ended February 28, 1995, which report has been incorporated by reference in the Statement of Additional Information.

We also consent to the incorporation by reference of our report dated
April 14, 1995, on the financial statements and financial highlights of Managed Series Investment Trust (comprising, respectively, Growth Stock Master Portfolio and Short-Intermediate Term Master Portfolio) for the year ended February 28, 1995, which report has been incorporated by reference in the Statement of Additional Information.

We also consent to the reference to our firm under the heading "Financial Highlights" in the prospectus, and "Independent Auditors" and "Financial Information" in the Statement of Additional Information incorporated by reference into the prospectus.


                                               /s/ KPMG PEAT MARWICK LLP

San Francisco, California
November 30, 1995